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                                                                  EXHIBIT 23.1A


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this registration statement of our reports dated April 25, 2000, on Peregrine Systems, Inc., March 17, 2000 on Telco Research Corporation Limited and February 27, 1998 on Telco Research Corporation and to all references to our Firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

                                       /s/ Arthur Andersen LLP

San Diego, California
May 19, 2000